UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On 14 November 2007, Air Products and Chemicals, Inc. (the "Company") amended and restated the Corporate Executive Committee Separation Program (the "Program", formerly known as the Corporate Executive Committee Retention/Separation Program). The Program applies to members of the Company’s Corporate Executive Committee ("CEC") which currently includes the following executive officers of the Company: John E. McGlade, President and Chief Executive Officer; Paul E. Huck, Senior Vice President and Chief Financial Officer; Stephen J. Jones, Senior Vice President, General Counsel and Secretary; Lynn C. Minella, Senior Vice President – Human Resources and Communications; Robert D. Dixon, Senior Vice President and General Manager – Merchant Gases; Michael F. Hilton, Senior Vice President and General Manager – Electronics and Performance Materials; John W. Marsland, Vice President and General Manager – Healthcare; and Scott A. Sherman, Senior Vice President and General Manager – Tonnage Gases, Equipment and Energy. The amendments are effective 1 January 2008.

Under the Program, as amended, severance benefits will be payable to a covered executive in the event the executive is involuntarily terminated other than for cause or is constructively terminated. Mr. McGlade is eligible to receive a cash severance benefit of two times annual base salary and target annual incentive award, plus a pro-rated annual incentive award for the year of termination. All other CEC members are eligible to receive one times annual base salary and target annual incentive award, plus a pro-rated annual incentive award for the year of termination. An additional cash payment would be provided approximating the retirement benefits the Company would provide if the CEC member had remained actively employed, for two years following termination in the case of Mr. McGlade, and one year following termination in the case of the other CEC members. Following a covered termination, awards granted under the Company’s Long-Term Incentive Plan (excepting awards granted prior to the effective date of the amendments in the case of Mr. McGlade, Mr. Huck, and Ms. Minella, which are subject to the prior terms of the Program) will be continued or vested as follows: stock options that are exercisable as of the termination date will continue to be exercisable for their full term; restricted stock and deferred stock units that are subject to time-based vesting will be vested and paid on a pro-rata basis, except that career vesting awards will be vested and paid in their entirety; and deferred stock units which are subject to performance-based vesting will be vested and paid on a pro-rata basis at the level payable for target performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

November 20, 2007	By:	Paul E. Huck

Name: Paul E. Huck
Title: Senior Vice President and Chief Financial Officer